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                                                    Exhibit 23





                    Consent of Independent Auditors




We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-98256,33-66592, and 333-66255) pertaining to the 1995
Employee Stock Purchase Plan, 1991 Stock Incentive Plan and the Amended and Restated Stock Incentive Plan (1997) of our report dated February 15, 2002, except for note 12 as to which the date is March 29, 2002 with respect to the consolidated financial statements and schedule of Option Care, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2001.


                                            /s/ Ernst & Young LLP

Chicago, Illinois
March 29, 2002